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                                   Exhibit 4a

                              EXECUTION COUNTERPART



                          CONSENT UNDER NOTE AGREEMENT


         This Consent, entered into as of October 2, 1996, by and among SENECA FOODS CORPORATION (the "Company"), THE PRUDENTIAL INSURANCE COMPANY OF AMERICA ("Prudential") and JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY ("Hancock"; Prudential and Hancock, collectively , the "Purchasers").


                                      PRELIMINARY STATEMENTS


                  The parties hereto have executed and delivered that certain Note Agreement dated as of February 23, 1995 (the "Note Agreement");


                  Prudential and Hancock are the holders of 100% of the Notes issued under the Note Agreement;


                  As described in the Company's memorandum, dated August 6, 1996, a copy of which is attached hereto (the "Inventory Sale Proposal"), the Company wishes to enter into a purchase and sale transaction (the "Transaction") with Al Rajhi Banking & Investment Corp. (the "Investor"), whereby the Investor will purchase the Company's 1996 asparagus pack inventory (the "Inventory") with an estimated value of not more than $23,000,000 as of such date.


                  As a part of the Transaction, the Company will act as the agent for the Investor, such that the Company will, on behalf of and as agent for the Investor, warehouse the purchased inventory and distribute it to and invoice Pillsbury for the Inventory, as agreed between Pillsbury and the Investor. The Investor will assume all risks and rewards of ownership of the Inventory and will assume and fully insure against all risk of loss with respect to all Inventory purchased. The Company will not be required to repurchase any of the Inventory, guaranty sales prices or provide price supports for the Inventory or agree to cover any revenue shortfalls of the Investor.


                  The Company believes that entering into the Transaction will improve its cash flow and strengthen its balance sheet by reducing its short-term debt.


                  The Company plans to convey five acres of land (with a fair market value of $15,000) (the "Land") to the City of Montgomery, Minnesota (the "City"). The City will construct a 228,000 square foot warehouse adjacent to the Company's Montgomery, Minnesota processing plant (collectively with the Land, the "Project"). The Project will be financed through the City's IDA bonds in an amount not to exceed $7,200,000, with the City being the sole obligor on the bonds.


                  The Company and the City will enter into an operating lease agreement with a 10 year term for the use of the Project by the Company. The Company will have a buyout option at the end of such 10 year term for a purchase price equal to the Project's fair market value at such time.


                  Pillsbury will provide the Company with a mortgage release relating to the Land. The Project will represent a sale/leaseback of the Land and require a modification to the mortgage on the Montgomery property to Pillsbury.


                  To effect the Transaction, the Company must obtain a release from certain restrictions with respect to the Inventory contained in the Alliance Agreement as well as the consent of the Purchasers under the terms of the Note Agreement.


                  In connection with the Project, the Company requests a one-time waiver of paragraphs 6C(6) and 6E of the Note Agreement.


                  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Note Agreement.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:



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                  Consents.  Provided  that the  conditions  set forth in
Section 2 below are met no later than October 2, 1996, each Purchaser hereby consents to:


                  the Transaction and agrees to (i) the sale of the Inventory for purposes of paragraph 6C(5) of the Note Agreement; and (ii) Pillsbury's waiver of the terms of the Alliance Agreement to the extent necessary to permit the sale of the Inventory substantially in accordance with the terms outlined in the Inventory Sale Proposal for purposes of paragraph 6E(ii)(C); and

                  the Project, as outlined above, to extent of the sale-leaseback for purposes of paragraph 6(C)6 and to the modification of the Pillsbury Security Documents with respect to the property located in Montgomery, Minnesota for purposes of paragraph 6E(ii)(A).


                  Conditions of Effectiveness. This Consent shall become effective when, and only when, Prudential and Hancock shall have received counterparts of this Consent executed by each of the parties hereto and all of the following documents, each (unless otherwise indicated) being dated the date hereof, in form and substance satisfactory to Prudential and Hancock:

                           Copies of (A) all documents  evidencing all requisite
corporate action of the Company (including any and all resolutions of the Board of Directors of the Company) authorizing the execution, delivery and performance of this Consent and the matters contemplated hereby and
thereby,   and  (B)  all  documents   evidencing  all governmental  approvals,
if any, with respect to this Consent and the matters contemplated hereby and thereby.

                           A certificate of the Secretary or an Assistant
Secretary of the Company certifying the names and true signatures of the officers authorized to sign this Consent on behalf of the Company and any other documents to be delivered by the Company hereunder.

                           All consents or waivers that are required,  under the
Pillsbury Agreements, the Bank Facility and any other agreement to which the Company is a party, in order to permit the Transaction, shall have been obtained.

                           Each of the  Purchasers  shall  have  received,  in
each case immediately upon their becoming effective, a copy of the definitive documents (A) between and among the other parties involved in the Transaction, including but not limited to: (x) all agreements between or among the Company and/or Pillsbury and/or the Investor; and (y) any amendments to or consents required under the Pillsbury Agreements, the Bank Facility and any other agreement under which consent is required for the Transaction and (B) with respect to the Project, including the modifications to the Pillsbury Security Documents.

                           Such other documents,  instruments,  approvals or
opinions as Prudential or Hancock may reasonably request.

                  The representations and warranties contained herein shall be true on and as of the date hereof, there shall exist on the date hereof, no Event of Default or Default; there shall exist no material adverse change in the financial condition, business operation or prospects of the Company or its Subsidiaries since March 31, 1996; and the Company shall have delivered to Prudential and Hancock an Officer's Certificate to such effect.


                  Representations and Warranties.

                  The Company hereby repeats and confirms each of the representations and warranties made by it in the Note Agreement, as amended hereby, as though made on and as of the date hereof, with each reference therein to "this Agreement", "hereof", "hereunder", "thereof", "thereunder" and words of like import being deemed to be a reference to the Note Agreement as amended hereby.

                  The Company further represents and warrants as follows:

                           The  execution,  delivery and  performance  by the
Company of this Consent is within its corporate powers, have been duly authorized by all necessary corporate action and do not contravene (C) its charter or by-laws, (D) law or (E) any legal or contractual restriction binding on or affecting the Company; and such execution, delivery and performance do not or will not result in or require the creation of any Lien upon or with respect to any of its properties.

                           No  governmental  approval is required  for the due
execution, delivery and performance by the Company of this Consent, except for such governmental approvals as have been duly obtained or made and which are in full force and effect on the date hereof and not subject to appeal.

                           This Consent  constitutes  the legal,  valid and
binding obligations of the Company enforceable against the Company in accordance with its terms.

                           There are no pending or threatened actions,  suits or
proceedings affecting the Company or any of its Subsidiaries or the properties of the Company or any of its Subsidiaries before any court, governmental agency or arbitrator, that may, if adversely determined, materially adversely affect the financial condition, properties, business, operations or prospects of the Company and it Subsidiaries, considered as a whole, or affect the legality, validity or enforceability of the Note Agreement.

                           The Inventory  Sale  Proposal does not contain any
untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

                           The Transaction will not result in the creation of
either Debt or any contingent liability of the Company, or a Lien against the Company or any of the Company's assets.

                           The  Transaction  will be structured and  consummated
substantially as outlined in the Inventory Sale Proposal; it will constitute a true sale of the Inventory to the Investor; all risk of loss will pass to the Investor upon the closing of the Transaction; and the Investor will have adequately insured against any risk of loss with respect to the Inventory. Further, the Transaction will not require of the Company any greater warranty obligations with respect to the Inventory than those contained in the Alliance Agreement, nor will it create or provide for any rights or recourse against the Company if Pillsbury or another buyer does not take or pay for the Inventory from the Investor except for Pillsbury's rejection of product
because  of  failure  to  comply  with  quality   requirements  or
specifications under the Alliance Agreement.


                  Miscellaneous.

                  Reference to and Effect on the Note Agreement. Except as specifically consented to above, the Note Agreement and the Notes, and all other related documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed by the Company.

                  The execution, delivery and effectiveness of this Consent shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any holder of a Note under the Note Agreement or the Notes, nor constitute a waiver of any provision of any of the foregoing.

                  Costs and Expenses. The Company agrees to pay on demand all costs and expenses incurred by any holder of a Note in connection with the preparation, execution and delivery of this Consent, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel. The
Company further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses of counsel), incurred by any holder of a Note in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Consent, including, without limitation, counsel fees and expenses in connection with the enforcement of rights under this paragraph 4B.

                  Execution in Counterparts. This Consent may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

                  Governing Law. This Consent shall be governed by, and construed in accordance with, the laws of the State of New York.

                                    [Signatures on Next Page.]


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         IN WITNESS  WHEREOF,  the parties hereto have caused this Consent to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                            SENECA FOODS CORPORATION



                                    By__/s/Kraig H. Kayser___________
                                    Title: President & Chief Executive Officer


                                            THE PRUDENTIAL INSURANCE
                                                COMPANY OF AMERICA



                                    By_/s/Kevin J. Kraska______________
                                    Title: Vice President


                                            JOHN HANCOCK MUTUAL LIFE
                                                INSURANCE COMPANY


                                    By_/s/Scott O. McFetridge__________
                                    Title: Investment Officer


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